            As filed with the Securities and Exchange Commission on May 23, 1997
                                                      Registration No. 333-17829

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BIKERS DREAM, INC.
             (Exact name of Registrant as Specified in its Charter)

                                   California
                            -----------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                                   33-0140149
                                   ----------
                      (IRS Employer Identification Number)


                                1420 Village Way
                           Santa Ana, California 92705
                                 (714) 835-8464
                                 --------------
               (Address, Including Zip Code, and Telephone Number,
        including area code, of Registrant's Principal Executive Offices)

                    ---------------------------------------

                   Donald J. Duffy, Co-Chief Executive Officer
                               Bikers Dream, Inc.
                                1420 Village Way
                           Santa Ana, California 92705
                           ---------------------------
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent for Service)

                                    Copy to:
                             Leonard J. McGill, Esq.
                              Day Campbell & McGill
                             3070 Bristol, Suite 650
                          Costa Mesa, California 92626
                                 (714) 429-2900

                    ---------------------------------------

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement comes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]


================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                      Proposed
                                                      Maximum                 Proposed Maximum
Title of Securities To        Amount To Be            Offering Price          Aggregate Offering        Amount of
Be Registered                 Registered              Per Share(1)            Price(1)                  Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock,                 1,166,669               $3.50(2)                $1,225,000(2)             $371.22
no par value(2)

Common Stock,                    72,597               $1.6875(3)                $122,508(3)              $37.24
no par value(3)

Common Stock,                   350,000               $5.00(4)                $1,750,000(4)             $530.31
no par value(4)

Common Stock,                 3,838,524               $1.703125(5)            $6,537,487(5)           $1,982.00
no par value

Common Stock,                   458,800               $3.15(6)                $1,445,200(6)             $437.95
no par value(6)

Common Stock,                 1,105,000               $1.625(7)               $1,795,625(7)             $544.13
no par value(7)

Common Stock,                    35,000               $3.00(8)                  $105,000(8)              $31.81
no par value(8)

Common Stock,                 2,899,624               $1.703125(9)            $4,938,422(9)           $1,496.50
no par value(9)

Common Stock,                   500,000               $2.25(10)               $1,125,000(10)            $340.91
no par value(10)

Total registration fee                                                                                $5,772.07

Previously paid                                                                                         $901.53

TOTAL DUE                                                                                             $4,870.54

================================================================================================================================


(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.


(2) Shares issuable upon conversion of preferred stock. One share of such preferred stock is convertible at a maximum conversion price of $2.50 (reduced from $3.50) per share into 70,000 shares (increased from 50,000 shares) of common stock, and is convertible at a minimum conversion price of $1.50 per share into 166,667 shares of common stock. The registrant is issuing shares of common stock issuable upon conversion of seven (7) shares of such preferred stock, which at the minimum conversion price of $1.50 would convert into a maximum aggregate of 1,166,669 shares of common stock, but which in all events will result in a maximum aggregate offering price of $1,225,000.

(3) Holders of preferred stock are entitled to an annual dividend per share in the amount of the number of shares of common stock equal to the result obtained by dividing $17,500 by the closing bid price of the common stock as reported on the date of declaration. For purposes of this Registration Statement, 72,597 shares of common stock are being registered as an estimate of the first year's dividend, calculated on the basis of $17,500 divided by the closing bid price of $1.6875 as at May 21, 1997, multiplied by seven (being the number of shares of preferred stock outstanding).

(4) Shares issuable upon the exercise of warrants at an exercise price of $3.15 per share (reduced from an original exercise price of $5.00 per share). The registration fee is calculated based on the former $5.00 per share exercise price.

(5) Based on the average of the bid and asked prices for the Common Stock on May 21, 1997, as reported by the NASD Electronic Bulletin Board.

(6) Shares issuable upon exercise of warrants at an exercise price of $1.50 (reduced from an original exercise price of $3.15).

(7) Shares issuable upon exercise of warrants at an exercise price of $1.625.

(8) Shares issuable upon exercise of warrants at an exercise price of $3.00.

(9) Shares, including shares issuable upon exercise of options, previously registered on Registration Statements on Form SB-2 (File Nos. 333-06331 and 033-92294) and included herein pursuant to Rule 429.

(10)     Shares issuable upon exercise of options at an exercise price of $2.25.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION

Dated  May ___,  1997


                       10,426,214 Shares of Common Stock



                                  BIKERS DREAM


         This Prospectus relates to 10,426,214 shares of Common Stock ("Common Stock") of Bikers Dream, Inc., a California corporation (the "Company" or "Bikers Dream"), heretofore issued, or issuable upon the conversion of convertible preferred stock or upon exercise of warrants, to the persons listed as the Selling Shareholders. Such shares of Common Stock are being offered for the respective accounts of the Selling Shareholders, and will be sold from time to time by the Selling Shareholders on the over-the-counter market at their prevailing prices, or in negotiated transactions. The Company will receive no proceeds from the sale of such shares of Common Stock by the Selling Shareholders. The expenses of preparing and filing the Registration Statement of which this Prospectus forms a part are being paid by the Company.


                      ------------------------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                      ------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


         The shares offered hereby were or will be acquired by the Selling Shareholders from the Company upon the conversion of convertible preferred stock or exercise of warrants, and are "restricted securities" under the Securities Act of 1933, as amended (the "Act"). This Prospectus has been prepared for the purpose of registering the shares under the Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution."


         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                      -------------------------------------

                  The date of this Prospectus is May ___, 1997.

         The Company's Common Stock is traded on the National Association of Securities Dealers Electronic Bulletin Board ("NASD Electronic Bulletin Board") under the symbol BIKR. On May 21, 1997, the last reported bid price for such shares, as reported by the NASD Electronic Bulletin Board, was $1.6875 per share and the last reported ask price was $1.71875.


         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 75 Park Place, New York, New York 10007; and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and informational statements electronically filed with the Commission. The address of such site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company with the Securities and Exchange Commission and are incorporated herein by reference:


         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

         (b)      The Company's Current Report on Form 8-K filed January 7,
1997;

         (c)      The Company's Current Report on Form 8-K filed February 14,
1997;

         (d)      The Company's Current Report on Form 8-K/A filed April 15,
1997;

         (e)      The Company's Quarterly Report on Form 10-QSB filed May 20,
1997; and

         (f) The description of the Company's Common Stock contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to Donald J. Duffy, co-Chief Executive Officer, Bikers Dream, Inc., 1420 Village Way, Santa Ana, California 92705 (Telephone:(714) 835-8464).

                                   THE COMPANY


         The Company sells and services used Harley-Davidson motorcycles and sells aftermarket parts and accessories for Harley-Davidson motorcycles. In addition, the Company , through its wholly owned subsidiary, Ultra Acquisition Corporation, a Nevada corporation ("UAC"), purchased from Mull Acres Investments, Inc. ("Mull Acres") certain assets, including equipment and inventory, of Mull Acres' Ultra Kustom Cycles and Ultra Kustom Parts divisions that had been used in connection with the manufacture, distribution and sale of motorcycles and motorcycle parts and accessories.

         The Company, which was formerly known as HDL Communications, was incorporated in California in October, 1985. The Company was engaged in the publishing business until June, 1989, when it discontinued operations. The Company remained inactive until March 13, 1995 when it acquired Bikers Dream, Inc., a California corporation engaged in sales and service of used Harley-Davidson motorcycles and in retail sales of aftermarket accessories and parts for Harley-Davidson motorcycles. Prior to its acquisition of Bikers Dream, Inc., the Company effected a 1 for 1,363.341473 reverse split of its outstanding Common Stock. After the acquisition, Bikers Dream, Inc. was merged into HDL Communications and HDL Communications changed its name to Bikers Dream, Inc. For accounting purposes, Bikers Dream is considered to be the acquiror of HDL Communications.

         The Company's principal executive offices are located at 1420 Village Way, Santa Ana, California 92705, and its telephone number is (714) 835-8464.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus. An investment in the Common Stock offered hereby is speculative in nature and involves a high degree of risk.

LIMITED OPERATING HISTORY; OPERATING LOSSES


         Bikers Dream commenced its operations in July, 1990 and has increased the size and scope of operations significantly in 1995 and 1996. In addition, the Company has only recently entered the business of manufacturing motorcycles and motorcycle parts and accessories. Accordingly, the Company has a limited operating history. Bikers Dream had losses, before provision for income taxes, of $16,211 , $2,287,967 and $4,029,368 for its fiscal years ended December 31, 1994, 1995 and 1996, respectively. In addition, since the Company has recently begun to devote resources to the business of distributing new motorcycles manufactured by its own UAC subsidiary, a business in which the Company was not previously engaged, the Company is entering a line of business in which it previously has not had any experience.

Accordingly, there is no assurance that Bikers Dream will be profitable in fiscal 1997 or thereafter.

COMPETITION


         The market in which the Company competes is highly competitive. The main source of competition for Bikers Dream's original business emphasizing sales and servicing of used Harley-Davidsons and sales of aftermarket parts and accessories for Harley-Davidsons is the licensed Harley-Davidson motorcycle dealer network, which primarily sells new Harley-Davidson motorcycles, accessories and parts and provides repair/maintenance service on all Harley-Davidson models. The Company believes that most of the licensed Harley-Davidson dealers do not emphasize the sale of used Harley-Davidson motorcycles or sell aftermarket accessories and apparel. In the event, however, that the sale of new motorcycles manufactured by UAC becomes a more significant part of the Company's business activities, such competition with dealers selling new Harley-Davidson motorcycles will be intensified. In addition, there are a substantial number of motorcycle shops which provide aftermarket parts, services and accessories to Harley-Davidson motorcycle owners. The Company believes that most of the aftermarket motorcycle shops are small, privately owned businesses with limited facilities, capital and other resources. The Company knows of only one organization which is attempting to compete with the Harley-Davidson dealer network on a national basis. This organization emphasizes apparel, and does not offer the broad line of parts and accessories offered by the Company. There can be no assurance, however, that current competitors will not expand their facilities and operations or that new competitors with substantial capital and other resources will not enter the market. The Company's UAC subsidiary will compete in the business of manufacturing new motorcycles with Harley-Davidson, and with several other foreign and domestic motorcycle manufacturers, such as Honda, Big Dog and Triumph, many of which have greater experience and substantially greater financial resources than the Company or UAC. In addition, there can be no assurance that other motorcycle and parts manufacturers will not enter the market.

DEPENDENCE ON MANAGEMENT; CO-CHIEF EXECUTIVE OFFICERS

         The Company depends on members of senior management as well as on its ability to attract, retain and motivate additional qualified personnel. The competition for such personnel is intense, and the loss of the services of one or more of these key employees could have a material adverse effect on the Company. There can be no assurance that the Company will be successful in retaining its existing key employees or in attracting and retaining any additional personnel it requires. The Company presently is managed principally by two co-Chief Executive Officers, one of whom is also serving as Chief Financial Officer, but neither of whom serves on a full-time basis, and each of whom has other business interests.


DEPENDENCE ON CONTINUED POPULARITY OF HARLEY-DAVIDSON MOTORCYCLES


         The success of the Company's original business is directly related to the popularity of Harley-Davidson motorcycles and the success of the Company's motorcycle manufacturing business is related to the continuing popularity of motorcycling as a recreational activity. There can be no assurance that the current popularity of Harley-Davidson motorcycles , or of motorcycling generally, and in particular their continued popularity among wealthy urban professionals with high levels of disposable income, will continue.

LICENSES AND PERMITS

         As a result of the Company's recent purchase, through UAC, of assets of Mull Acres' Ultra Kustom Cycles and Ultra Kustom Parts divisions, the Company or UAC is required to obtain certain licenses and permits. As at the date of this Prospectus all of such licenses and permits had been applied for, but not all had been issued. Failure to obtain necessary licenses or permits could have a material adverse effect on the business of the Company. In addition, while the Company does not believe that its current business operations are in violation of material laws and regulations, there can be no assurance that appropriate regulatory bodies will not take the contrary position in light of the delays that the Company and UAC have encountered in endeavoring to secure appropriate licenses and permits.


CONTROL BY DIRECTORS

         The Company's directors , directly or through affiliates, own an aggregate of 1,709,037 shares of Common Stock (including 1,028,730 shares issuable upon the exercise of options or warrants). Accordingly, the existing directors will be able to exert significant control over the policy and affairs of the Company, including the election of directors. In addition, Rowland W. Day II has the right for a period of three years after March 13, 1995, to designate two of the members of the Company's Board of Directors, one of whom may be Mr. Day.


MANAGEMENT OF GROWTH


         The Company's continued growth depends in part upon its ability to expand into new geographic areas, through the opening of new Superstores. There can be no assurance that the Company will be successful in such expansion. The Company's current expansion plans including its plans to enter into the business of distributing new motorcycles manufactured by UAC, could continue to place a significant strain on the Company's management, working capital and financial and management control systems. The Company's results of operations will be adversely affected if revenues do not increase sufficiently to compensate for the increase in operating expenses resulting from any expansion and there can be no assurance that any expansion will be profitable or that it will not adversely affect the Company's results of operations. In addition, the success of any expansion plans will depend in part upon the Company's ability to continue to improve and expand financial and management control systems, to attract, retain and motivate key employees, and to raise additional capital. There can be no assurance that the Company will be successful in these regards.

ADDITIONAL CAPITAL REQUIREMENTS; GOING CONCERN

         The Company will require substantial additional capital to implement its expansion plan and to support future growth. Any additional equity financing may be dilutive to shareholders, and debt financing may impose substantial restrictions on the Company's ability to operate and raise additional funds. There can be no assurance that additional capital will be available or that, if available, such capital will be on satisfactory terms.

         The Company's independent accountant has issued an opinion in connection with its audit of the financial results of fiscal year ended December 31, 1996, indicating that, in view of recurring losses from operations and the uncertainty of the ability of the Company to raise additional funds and ultimately achieve positive operating cash flows, substantial doubt exists as to the Company's ability to continue as a going concern. Although Management is continuing efforts to raise additional capital and implement profit enhancement policies, there can be no assurance that its efforts in these respects will be successful.

ABSENCE OF DIVIDENDS

         The Company has not paid any cash dividends on its Common Stock since its organization, and it is not anticipated that any cash dividends will be paid in the foreseeable future.

LIMITED PUBLIC MARKET FOR SECURITIES OF THE COMPANY.

         Although the Company's Common Stock is listed on the NASD Electronic Bulletin Board, to date there has been only an extremely limited and sporadic trading market for the Common Stock.



RISK OF LOW-PRICED SECURITIES



          Trading of the Company's Common Stock is conducted on the NASD Electronic Bulletin Board. Accordingly, investors could find it difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. In addition, the Common Stock is subject to Rules 15g1-15g6 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, a person with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of investors to sell their securities in the secondary market.



         The Commission has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


         The Company's Common Stock, as of the date of this Prospectus, is within the definitional scope of a penny stock. As a result, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

OUTSTANDING OPTIONS


         As of the date of this Prospectus, the Company had granted options to purchase 4,589,700 shares of Common Stock at prices ranging from $1.00 to $3.00 per share. Under the terms of the options, the holders are given the opportunity to profit from a rise in the market price of the Common Stock, and their exercise may dilute the book value per share of the Common Stock. The existence of the options may adversely affect the terms on which the Company may obtain additional equity financing since the holders are likely to exercise their options at a time when the Company would otherwise be able to obtain needed capital on terms more favorable to the Company than could be obtained through the exercise of such options.


RULE 144 SALES


          While many of the shares of the Company's Common Stock presently outstanding are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act of 1933 (the

"Act"), and in the future may be sold only in compliance with Rule 144 or pursuant to registration under the Securities Act or pursuant to another exemption therefrom, many of such shares are, as of the date of this Prospectus, registered for resale on the Form S-3 registration statement of which this Prospectus forms a part. For so long as such registration statement is current and effective, the shares owned by the selling shareholders and offered hereby may be sold without regard to the volume limitations, described below, set forth in Rule 144. Of the restricted shares not covered by a currently effective registration statement, all are currently eligible for sale under Rule 144. Generally, under Rule 144, each person having held restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions an amount of shares which does not exceed the greater of one percent (1%) of the Company's then outstanding shares of Common Stock, or the average weekly volume of trading of such shares of Common Stock as reported during the preceding four calendar weeks. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of the Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Actual sales, or the prospect of sales by the present shareholders of the Company or by future holders of restricted securities under Rule 144, or otherwise, may, in the future, have a depressive effect upon the price of the Company's shares of Common Stock in any market that may develop therefor, and also could render difficult sales of the Company's securities purchased by investors herein.

                              PLAN OF DISTRIBUTION

         The shares being offered hereby will be offered and sold by the Selling Shareholders for their own accounts. The Company will not receive any of the proceeds from the sale of the shares pursuant to this Prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be $50,000.

         The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over- the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         The Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Act.

          The Company has informed the Selling Shareholders that the anti-manipulative Rule 102 of Regulation M under the Exchange Act may apply to their sales in the market and has furnished each Selling Shareholder with a copy of such Rule and has informed them of the need for delivery of copies of this Prospectus.

         Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.



                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the Selling Shareholders. Except as set forth below, none of the Selling Shareholders is currently an affiliate of the Company, and none of them has had a material relationship with the Company during the past three years.

                                                                       Maximum                Beneficial Ownership
                                       Beneficial Ownership      Number of Shares of            and Percentage of
Name of Selling Shareholder             of Common Stock at      Common Stock Offered           Common Stock After
                                         March 31, 1997(1)            for Sale(1)                Giving Effect to
                                                                                                 Proposed Sale(2)

                                                                                              Number          Percent
                                                                                              ------          -------

Castle Rock Partners                           117,647                   117,647                 0                 0

CLFS Equities Ltd.                              15,000                    15,000                 0                 0

Nicholas Du Biago                                7,352                     7,352                 0                 0

Dick Galley                                     25,882                    25,882                 0                 0

Joseph Malvasio                                 29,411                    29,411                 0                 0

William McElroy, Jr                             23,529                    23,529                 0                 0

Mountain Investments                            14,705                    14,705                 0                 0

Saugathuck Partners                             38,823                    38,823                 0                 0

George Van Brunt                                 7,352                     7,352                 0                 0

Richard E. King, Jr.(3)                         52,500                    47,500             5,000                 *

Donald J. Duffy (4)                            478,254                   127,500                 0                 0

Humbert B. Powell, III (5)                      50,000                    50,000                 0                 0

Dennis W. Campbell(6)                           50,000                    50,000                 0                 0

Dennis Campbell,(6)                            927,990                   245,799           682,191               7.8%
Trustee of the Dennis
Campbell Revocable Trust

Gresher Living Trust(7)                        270,632                   270,632                 0                 0

William R. Gresher(7)                          110,000                   110,000                 0                 0

Kemper Clearing Corp.(7)                        60,000                    60,000                 0                 0
FBO William R. Gresher IRA

Rowland W. Day, II (8)                         304,000                    50,000           254,000               2.9%

Day Family Trust(8)                            650,516                   650,516                 0               3.9%

Rowland W. Day II IRA(8)                       266,667                   266,667                 0                 0

Caldwell R. Campbell                           164,991                   125,505            39,486                 *

Eric C.S. Meyer(9)                             108,462                   108,462                 0                 0

Eric and Mary Ellen Meyer(9)                     5,000                     5,000                 0                 0

Rowland W. Day, Sr.(10)                         50,000                    50,000                 0                 0

Sue and Larry Peschke                            5,000                     5,000                 0                 0


Stanton F. Weissenborn               12,500      12,500           0           0

Charles T. Young                     25,000      25,000           0           0

Warren Weiner                        25,000      25,000           0           0

Paul A. Minor, Jr                    18,382      18,382           0           0

Paul A Minor, Jr. &                  37,500      37,500           0           0
Howard Tuthill, Trustees
for Estate of Wm. R. McElroy

Dennis Paul Tanico IRA               37,500      37,500           0           0

James Coleman                         2,500       2,500           0           0

Victoria Dauphinot                    2,500       2,500           0           0

Timothy C. Davis                      5,000       5,000           0           0

Martin D. Fife                        5,000       5,000           0           0

William J. Fusco                      5,000       5,000           0           0

Michael Green                         5,000       5,000           0           0

Thomas P. Kikis                      12,500      12,500           0           0

Glenn T. Marcin                      20,000      20,000           0           0

William J. Marshall                   7,500       7,500           0           0

Douglas L. Mason                      7,500       7,500           0           0

Boyce Meyer                          64,705      64,705           0           0

Mimi Vail                             2,500       2,500           0           0

Wavemark Partners, L.P.              25,000      25,000           0           0

Meyer Duffy & Associates,            80,000      80,000           0           0
Inc.(11)

JDN Partners, L.P.                  227,038     227,038           0           0

Bull Dog Capital Partners, L.P.     454,076     454,076           0           0


Elizabeth M. Custer, TTEE FBO       227,038     227,038           0           0
William M. Custer

Merchant Enterprises, Ltd.          227,038     227,038           0           0


Habiba Rebecca Sassoon              227,038     227,038           0           0


Tonga Partners                      227,038     227,038           0           0


William Whalen                      204,411     204,411           0           0

William and Mary Whalen               37,500        37,500             0             0

David Whalen                          37,500        37,500             0             0

Mary Whalen                           75,000        75,000             0             0

PVII, L.P. (12)                      558,500       558,500             0             0

The Seedling Fund                    229,529       143,000        86,529             *

MD Strategic L.P. (13)               899,047       603,400       295,647           3.4%

Dr. Peter Kapsimalis                  60,000        60,000             0             0

Marshall Manley                      100,000       100,000             0             0

Richard L. Freundlich                 15,000        15,000             0             0

William James Bell                   351,468       351,468             0             0

Private Equity Investors Group        35,000        35,000             0             0

H. Stephen Hostetler                   5,000         5,000             0             0

Leon Jankowski                        50,000        50,000             0             0

Pat Murphy                             5,000         5,000             0             0

Kerry Howell                          50,000        50,000             0             0

William Carson                        50,000        50,000             0             0

Robert Lavinia                        75,882        75,882             0             0

Ruth Lavinia                          25,000        25,000             0             0

Impley Investments                    25,000        25,000             0             0

Don O'Neil                            50,000        50,000             0             0

ADMN Associates                      150,000       150,000             0             0

Star Partners                        125,000       125,000             0             0

Leonard J. McGill                     17,084         7,084        10,000             *

Allesandro Parravicini(14)           250,000       250,000             0             0

Marco Trischitta(15)                 250,000       250,000             0             0

Mull Acres Investments,            2,500,000     2,500,000             0             0
  Inc.(16)

Bruce Barren                          17,000        17,000             0             0

Michael Schwartz                      13,334        13,334             0             0

Westlake Professional                 65,000        65,000             0             0
  Center Partnership


------------------------------

*        Less than 1%.

(1) Includes shares of Common Stock which may be acquired through the conversion of convertible preferred stock , as follows: JDN Partners, L.P. (10,371), Bull Dog Capital Partners, L.P. (20,742), Elizabeth M. Custer TTEE FBO William M. Custer (10,371), Merchant Enterprises, Ltd. (10,371), Habiba Rebecca Sassoon (10,371), Tonga Partners (10,371). Includes shares of Common Stock issuable upon exercise of warrants, as follows: JDN Partners, L.P. (50,000), Bull Dog Capital Partners, L.P. (100,000), Elizabeth M. Custer TTEE FBO William M. Custer (50,000), Merchant Enterprises, Ltd. (50,000), Habiba Rebecca Sassoon (50,000), Tonga Partners (50,000), William and Mary Whalen (12,500), David Whalen (12,500), Mary Whalen (25,000), PVII, L.P. (319,500), The Seedling Fund (71,500), MD Strategic L.P. (317,800), Dr. Peter Kapsimalis (20,000),
         Marshall Manley (25,000), Richard L. Freundlich (5,000), William Bell (25,000), M.J. Segal & Co. (35,000), Leon Jankowski (50,000), William
         Whalen (150,000), Pat Murphy (5,000), Kerry Howell (50,000), William Carson (50,000), Robert Lavinia (50,000), Ruth Lavinia (25,000), Impley Investments (25,000), Don O'Neil (50,000), ADMN Associates (150,000), Star Partners (125,000). Includes shares of Common Stock issuable upon exercise of certain options as follows: Richard King (37,500); Rowland
         W. Day II (50,000); Rowland W. Day II IRA (200,000); Day Family Trust (180,000); Rowland W. Day Sr. (50,000); Eric Meyer (10,000); Donald J.
         Duffy (60,000); Caldwell R. Campbell (100,000); Meyer Duffy & Associates (80,000); Humbert Powell (50,000); Allesandro Parravicini (250,000); Marco Trischitta (250,000); Dennis Campbell (50,000); Bruce Barren (17,000); William Gresher (110,000); Mull Acres Investments, Inc. (2,500,000); Michael Schwartz (13,334). Includes shares that may be issuable as dividends on Preferred Stock as follows: JDN Partners, L.P. (10,371), Bull Dog Capital Partners, L.P. (20,742), Elizabeth M. Custer TTEE FBO William M. Custer (10,371), Merchant Enterprises, Ltd. (10,371), Habiba Rebecca Sassoon (10,371), Tonga Partners (10,371).



(2) Assumes the sale of all shares covered by this Prospectus. There can be no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder.

(3)      Mr. King is a former officer and director of the Company.



(4) Mr. Duffy is Co-Chief Executive Officer and a director of the Company. Shares beneficially owned by Mr. Duffy include 265,000 shares issuable upon exercise of options held by Mr. Duffy that are exercisable within 60 days, 23,900 of the shares owned by PV II, L.P., an investment partnership of which Mr. Duffy is one of two general partners, and 58, 124 of the shares owned by M.D. Strategic L.P., an investment partnership of which Mr. Duffy is one of two general partners, which number of shares represents Mr. Duffy's pecuniary interest in the total number of shares owned by each such partnership. Also includes 40,000 of the shares issuable upon exercise of options held by Meyer Duffy & Associates, 31,950 of the shares issuable upon exercise of warrants held by PV II, L.P. and 31,780 of the shares issuable upon exercise of warrants held by MD Strategic L.P., which number of shares represents Mr. Duffy's pecuniary interest in the total number of shares issuable upon exercise of options held by Meyer Duffy & Associates and warrants held by each such partnership.



(5) Mr. Powell is a director of the Company. Shares beneficially owned by Mr. Powell include 15,000 shares issuable upon exercise of an option held by Mr. Powell that is exercisable within 60 days.

(6)      Mr. Campbell is a former officer and director of the Company.

(7)      Mr. Gresher is a former officer and director of the Company.

(8) Mr. Day is Co-Chief Executive Officer and a director of the Company. Shares beneficially owned by Mr. Day includes 225,000 shares issuable upon exercise of options held by Mr. Day that are exercisable within 60 days; shares beneficially owned by the Day Family Trust, of which Mr. Day is a co-trustee, includes 180,000 shares issuable upon exercise of an option held by the Day Family Trust that is exercisable within 60 days; shares beneficially owned by Rowland W. Day II IRA includes 200,000 shares issuable upon exercise of an option held by Rowland W. Day II IRA that is exercisable within 60 days.

(9)      Mr. Meyer is a former officer and director of the Company.

(10) Mr. Day Sr. is the father of Rowland W. Day II, the Co-Chief Executive Officer and a director of the Company. Shares beneficially owned by Mr. Day Sr. includes 50,000 shares issuable upon exercise of an option held by Mr. Day Sr. that is exercisable within 60 days.

(11) Donald J. Duffy, the Co-Chief Executive Officer and a director of the Company, is a partner of Meyer Duffy & Associates, which has provided management consulting, financial advisory and investment banking services to the Company. Shares beneficially owned by Meyer Duffy & Associates includes 80,000 shares issuable upon exercise of an option held by Meyer Duffy & Associates that is exercisable within 60 days.

(12) PV II, LP is an investment partnership of which Mr. Donald J. Duffy, Co-Chief Executive Officer and a director of the Company, is one of two general partners. Shares beneficially owned by PV II, L.P. include 319,500 shares issuable upon the exercise of warrants held by PV II, L.P. that are exercisable within 60 days.

(13) MD Strategic L.P. is an investment partnership of which Mr. Donald J. Duffy, Co-Chief Executive Officer and a director of the Company, is one of two general partners. Shares beneficially owned by MD Strategic L.P. include 317,800 shares issuable upon the exercise of warrants held by MD Strategic L.P. that are exercisable within 60 days.

(14) Includes 250,000 shares issuable upon exercise of an option granted to Mr. Parravicini. The option is exercisable at any time prior to December 31, 1997, provided that at the time of exercise, the bid price of the Company's Common Stock as reported by the principal market on which such Common Stock is then traded is at least $3.50 per share.

(15) Includes 250,000 shares issuable upon exercise of an option granted to Mr. Trischitta. The option is exercisable at any time prior to December 31, 1997, provided that at the time of exercise, the bid price of the Company's Common Stock as reported by the principal market on which such Common Stock is then traded is at least $3.50 per share.

(16) Includes 2,500,000 shares issuable upon the exercise of an option granted by the Company in connection with its acquisition, through UAC, of the Ultra Kustom Cycles and Ultra Kustom Parts division of Mull Acres Investments, Inc. on January 30, 1997. The option is exercisable at any time between August 31, 1997 ( or earlier with the Company's consent) and September 30, 1998. Mull Acres Investments, Inc. has agreed not to sell any shares acquired upon exercise of the option prior to September 30, 1998 without the prior consent of the Company.



                        DESCRIPTION OF CERTAIN SECURITIES

COMMON STOCK


         The Company's Articles of Incorporation authorize the issuance of 25,000,000 shares of Common Stock without par value, of which approximately 8,748,680 shares were outstanding as of March 31, 1997. The shares are fully paid and not subject to future calls or assessments.


         Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders and, upon the giving of notice as required by law, are entitled to cumulate their votes in the election of directors. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

PREFERRED STOCK

         In September, 1996, the Company issued seven (7) units (the "Units"), each Unit consisting of one share of preferred stock (the "Preferred Stock") and warrants to purchase 50,000 shares of Common Stock (which warrants are designated "Series D Warrants," and are described below). Neither the Preferred Stock nor the warrants are being registered pursuant to the registration statement of which this Prospectus forms a part, but shares of Common Stock issuable upon conversion of such Preferred Stock or upon exercise of such warrants are being so registered. Each share of Preferred Stock is convertible into 70,000 shares (increased from 50,000 shares) of the Company's Common Stock at the initial conversion price of $2.50 per share at any time after the effective date of this Prospectus. In addition, holders of Preferred Stock are entitled to an annual divided per share of Preferred Stock in the amount of the number of shares of Common Stock equal to the result obtained by dividing $17,500 by the closing bid price of the Common Stock as reported on the date of declaration .

         The Company may call for conversion any time after the date hereof if (a) the average closing price of the Common Stock is $5.00 per share or more for ten (10) consecutive trading days, or (b) any time after June 3, 1999, whichever occurs first, provided that the Company shall have given written notice to holders within ten (10) business days of its intention to call for conversion.

         If a holder of the Preferred Stock exercises its conversion privilege, the conversion price shall be adjusted to an amount equal to 75% of the greater of (a) the average of the closing bid price for the Common Stock for the ten
(10) trading days immediately prior to receipt of notice by the Company to convert, or (b) the closing bid price on the day immediately preceding receipt of notice by the Company to convert, but in no event shall the conversion price be less than $1.50 per share (i.e., one (1) share of the Preferred Stock is convertible into a maximum of 116,667 shares of Common Stock) or more than $2.50 per share. If the adjusted conversion price is less than $2.50 per share, the Preferred Stock shall be convertible into a correspondingly greater number of shares up to a maximum of 116,667 shares.

WARRANTS

         None of the warrants described below are being registered, but the shares issuable upon exercise of such warrants are being registered, on the Registration Statement of which this Prospectus forms a part.



         Series D Warrants: The warrants consisting part of the Units were issued to the holders of the Preferred Stock following issuance of the Preferred Stock and upon amendment of certain of the original terms of the Units. The Warrants expire on February 5, 2000. The warrants were originally exercisable at $5.00 per share, but the exercise price was reduced to $3.15 per share, and the exercise price may be further reduced at the option of the Board. Each warrant is redeemable at the option of the Company at a redemption price of $3.15 per warrant (formerly $5.00 per warrant) provided the average of the bid and ask prices for the Common Stock equals or exceeds $5.00 (formerly $7.50) for ten
(10) consecutive trading days. The Company must provide prior notice of the intent to redeem the warrants.

          Finders Fee Warrants: Warrants to purchase 35,000 shares of the Company's Common Stock were issued to Private Investors Equity Group in payment of a finders fee in connection with the sale of the Units. The warrants are exercisable at a price of $3.00 per share at any time prior to June 3, 1999.

          Series B Warrants: In connection with sales by the Company in September, 1996, of units comprised of two shares of Common Stock, one Series A Warrant (since expired) and one Series B Warrant, pursuant to Regulation D under the Act the Company issued an aggregate of 917,600 shares of Common Stock (which have been registered pursuant to the Registration Statement of which this Prospectus forms a part) and Series B Warrants to purchase an aggregate of 458,800 shares of Common Stock, at an exercise price of $1.50 per share (reduced by the Board from the original exercise price of $3.15 per share) until May 31, 1997 (extended by the Board from the original expiration date of March 31, 1997).



         Series C Warrants: In January, 1997, the Company issued an aggregate of $2,210,000 principal amount of promissory notes (the "Notes") bearing interest at the rate of 12%. Principal and interest on the Notes are due on January 31, 1998. In connection with the issuance of Notes, the Company issued warrants exercisable at a price of $1.625 per share at any time prior to January 31, 2002 to acquire an aggregate of shares of Common Stock.

REGISTRAR AND TRANSFER AGENT

         The Registrar and Transfer Agent for the Company's Common Stock is American Securities Transfer, 1825 Lawrence Street, Suite 444, Denver, Colorado 80202.



                                     EXPERTS

         The audited financial statements of the Company for the year ended December 31, 1995 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, and the audited financial statements of the Company for the year ended December 31, 1996, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, have been audited by Singer Lewak Greenbaum & Goldstein LLP. The information as set forth in their reports are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                                  LEGAL MATTERS

         Certain legal matters in connection with the legality of the securities offered hereby will be passed upon for the Company by Day Campbell & McGill, 3070 Bristol, Suite 650, Costa Mesa, California 92626. Rowland W. Day II, a partner in the firm, beneficially owns 1,215,783 shares of Common Stock (including 630,000 shares issuable upon exercise of options), and partners in the firm other than Mr. Day own in the aggregate 177,475 shares of the Company's Common Stock (including 100,000 shares issuable upon exercise of options). Rowland W. Day, II, is a director of the Company, and is also acting on an interim basis as Co-Chief Executive Officer.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the Registrant, are as follows:


         Registration Fee                     $  5,772
         Legal Fees and Expenses              $ 20,000
         Accounting Fees                      $ 20,000
         Miscellaneous Expenses               $  4,228
                                              --------
                  Total                       $ 50,000
                                              ========


Item 15.  Indemnification of Directors and Officers.

         The liability of the Registrant's controlling person, officers or directors is or may be affected in such capacity by the following:

         Section 317 of the California General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Amended and Restated Articles of Incorporation of the Registrant authorize the Registrant to provide indemnification of its officers, directors and agents for breach of duty to the Registrant and its shareholders through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by California law, subject to certain limitations.

         The Registrant's Bylaws provide for the indemnification of its officers and directors to the fullest extent permitted by law. In addition, the Registrant currently maintains directors' and officers' liability insurance and has entered into indemnification agreements with its directors and certain of its officers.


         In addition, as permitted by Section 204(a)(10) of the California General Corporation Law, the Amended and Restated Articles of Incorporation of the Registrant provide that the liability of a director of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. However, as provided by California law, such limitation of liability will not act to limit the liability of a director for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interest of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) any improper transactions between a director and the Registrant in which the director has a material financial interest or (vii) any unlawful distributions to the shareholders of the Registrant or any unlawful loan of money or property to, or a guarantee of the obligation of, any director of officer of the Registrant.

Item 16.  Exhibits.


         Exhibit
         Number                             Description of Exhibit

          3.1*             -                Articles of Incorporation of the Company

          3.2*             -                Certificate of Amendment to Articles of Incorporation

          3.3*             -                Amended and Restated Bylaws of the Company

          5                -                Opinion of Day Campbell & McGill as to the legality of the shares of
                                            Common Stock registered hereunder.

         23.1              -                Consent of Coopers & Lybrand L.L.P., independent accountants.

         23.2              -                Consent of Singer Lewak Greenbaum & Goldstein LLP.

         23.3              -                Consent of Day Campbell & McGill (included in Exhibit Number 5).


------------------------------------


* Filed as an exhibit to the Company's Registration Statement on Form SB-2 filed with the Commission May 31, 1995 (Registration No.33-92294) and Amendment No. 1 thereto filed with the Commission on October 16, 1995.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      to include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;


                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.


                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on May 22, 1997.


                                              BIKERS DREAM, INC.
                                              Registrant


                                              By:  /s/ Rowland W. Day II
                                                 -------------------------------
                                                   Rowland W. Day II
                                                   Co-Chief Executive Officer

                                              By:  /s/ Donald J. Duffy
                                                 -------------------------------
                                                   Donald J. Duffy
                                                   Co-Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the following capacities on May 20, 1997:


/s/ Donald J. Duffy                                           May 22, 1997
-------------------------------
Donald J. Duffy
Co-Chief Executive Officer,
Chief Financial Officer and Director
(Co-Principal Executive Officer;
Principal Financial Officer)



/s/ Rowland W. Day II                                         May 22, 1997
-------------------------------
Rowland W. Day II
Co-Chief Executive Officer and Director
(Co-Principal Executive Officer)



/s/ Owen M. Naccarato                                         May 22, 1997
-------------------------------
Owen M. Naccarato
Corporate Controller



                                                              May 22, 1997
-------------------------------
Humbert B. Powell, III
Director